Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Energy Recovery, Inc.

San Leandro, California

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-152142, 333-165559, and 333-180076) of Energy Recovery, Inc. of our reports dated March 11, 2014, relating to the Consolidated Financial Statements and Financial Statement Schedule, and the effectiveness of Energy Recovery, Inc.'s internal control over financial reporting, which appear in this Form 10-K.

/s/ BDO USA, LLP

San Jose, California

March 11, 2014